[ARMOR HOLDINGS LOGO OMITTED]                 [STEWART & STEVENSON LOGO OMITTED]

                                                           FOR IMMEDIATE RELEASE
================================================================================

FOR ARMOR HOLDINGS, INC.:
COMPANY CONTACT:                           MEDIA CONTACT:                           INVESTOR RELATIONS CONTACT:
----------------                           --------------                           ---------------------------

Robert R. Schiller                         Michael Fox                              James R. Palczynski
President                                  President, Corporate Communications      Principal
Armor Holdings, Inc.                       Integrated Corporate Relations, Inc.     Integrated Corporate Relations, Inc.
904.741.5400                               203.682.8218                             203.682.8229
www.armorholdings.com                      mfox@icrinc.com                          jp@icrinc.com

FOR STEWART & STEVENSON SERVICES, INC.:
---------------------------------------
COMPANY CONTACT:                           MEDIA CONTACT:                           INVESTOR RELATIONS CONTACT:
----------------                           --------------                           ---------------------------
L. Scott Biar                              Matt Sherman/Sharon Goldstein            Dan Burch/Charlie Koons
CFO & Treasurer                            Joele Frank, Wilkinson Brimmer Katcher   MacKenzie Partners, Inc.
Stewart & Stevenson Services, Inc.         212.355.4449                             212.929.5500
713.868.7700                                                                        800.322.2885
www.ssss.com

           ARMOR HOLDINGS, INC. AND STEWART & STEVENSON SERVICES, INC.
         ANNOUNCE EARLY TERMINATION OF HART-SCOTT-RODINO WAITING PERIOD

JACKSONVILLE, FL AND HOUSTON, TX - APRIL 19, 2006 - ARMOR HOLDINGS, INC. (NYSE:
AH) AND STEWART & STEVENSON SERVICES, INC. (NYSE: SVC) today announced that the
U.S. Department of Justice and the U.S. Federal Trade Commission have granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, in connection with Armor Holdings' pending acquisition of Stewart & Stevenson. As previously announced, Armor Holdings and
Stewart & Stevenson have entered into a definitive merger agreement in which
Armor Holdings would acquire all of the outstanding common stock of Stewart &
Stevenson for $35.00 per share in cash.

The proposed transaction remains subject to the satisfaction of customary closing conditions, including approval by Stewart & Stevenson's shareholders.
Stewart & Stevenson has scheduled a special meeting of shareholders for May 9,
2006, to vote upon the proposed transaction. Shareholders of record as of the close of business on April 5, 2006, will be entitled to vote at the special meeting. The transaction is expected to close promptly after the special meeting.

On April 7, 2006, Stewart & Stevenson commenced mailing to shareholders and filed with the Securities and Exchange Commission definitive proxy materials in connection with the merger agreement. Shareholders are encouraged to read
Stewart & Stevenson's definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the Stewart & Stevenson Board of
Directors' unanimous recommendation that shareholders vote FOR the approval and adoption of the merger agreement and the merger.

ABOUT ARMOR HOLDINGS, INC.
Armor Holdings, Inc. (NYSE: AH) is a diversified manufacturer of branded products for the military, law enforcement, and personnel safety markets.
Additional information can be found at www.armorholdings.com.

ABOUT STEWART & STEVENSON SERVICES, INC.
Stewart & Stevenson Services, Inc., founded in 1902, is primarily engaged in the design, manufacture and service of medium and light tactical vehicles for the
U.S. Army and others worldwide. Stewart & Stevenson Services, Inc. is not affiliated with Stewart & Stevenson LLC. For more information on Stewart &
Stevenson Services, Inc., visit http://www.ssss.com.

                                     -MORE-

               13386 INTERNATIONAL PARKWAY JACKSONVILLE, FL 32218
                      TEL: 904.741.5400 FAX: 904.741.5403

                                       2

FORWARD LOOKING STATEMENTS
Certain matters discussed herein constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These statements may be identified through the use of words such as "anticipates," "believes," "plans," "potentially,"
"expects," "intends," "future," and similar expressions. These risks and uncertainties are described in Armor Holdings, Inc.'s filings with the
Securities and Exchange Commission ("SEC"), including Armor Holdings, Inc.'s
Registration Statement on Form S-3, its Annual Report on Form 10-K for the year ended December 31, 2005 and most recently filed Forms 8-K and Stewart &
Stevenson Services, Inc.'s filings with the SEC, including Stewart & Stevenson
Services, Inc.'s Annual Report on Form 10-K for the fiscal year ended January
31, 2006, which are available at the SEC's web site at www.sec.gov.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed merger transaction with Armor Holdings, Stewart
& Stevenson has filed a definitive proxy statement with the SEC to be used to solicit shareholder approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. STEWART & STEVENSON
SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE
PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS
WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN
IMPORTANT INFORMATION ABOUT STEWART & STEVENSON, THE PROPOSED TRANSACTION AND
RELATED MATTERS. You can obtain a free copy of the definitive proxy statement, as well as other filings containing information about Stewart & Stevenson with the SEC at the SEC's website at www.sec.gov. Copies of the definitive proxy statement and the SEC filings that will be incorporated by reference in the definitive proxy statement can also be obtained, when available, without charge, by directing a request to Stewart & Stevenson Services, Inc., Investor
Relations, P.O. Box 1637, Houston, Texas 77251 or at Stewart & Stevenson
Services, Inc.'s Investor Relations page on its corporate website at
www.ssss.com. You can also contact Dan Burch or Charlie Koons of MacKenzie
Partners, Inc., Stewart & Stevenson's proxy solicitor, if you have any questions relating to the transaction at 800-322-2885.

Stewart & Stevenson and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Stewart &
Stevenson's directors and executive officers and the interests of those participants may be obtained by reading the proxy statement regarding the proposed merger and Stewart & Stevenson's Annual Report on Form 10-K for the
fiscal year ended January 31, 2006.

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